EXHIBIT 99.1
                              POST OFFICE BOX 787
                               LEBANON, TENNESSEE
                                   37088-0787
                              PHONE: 615-443-9869
--------------------------------------------------------------------------------
CBRL GROUP, INC.
--------------------------------------------------------------------------------

  CBRL
    GROUP, INC.


                                              Contact:   Lawrence E. White
                                                         Senior Vice President/
                                                            Finance and
                                                         Chief Financial Officer


CBRL  GROUP,  INC.  ANNOUNCES  13%  INCREASE IN DILUTED NET INCOME PER SHARE FOR
                          THIRD QUARTER OF FISCAL 2004

       Reports Current Sales Trends for the Fourth Quarter of Fiscal 2004


LEBANON, Tenn. (May 20, 2004) -- CBRL Group, Inc. (the "Company") (NASDAQ: CBRL) today announced results for its third quarter of fiscal 2004 ended April 30,
2004, reporting diluted net income per share of $0.52, up 13.0% from $0.46 in the third quarter of fiscal 2003. The Company also reported recent fourth-quarter fiscal 2004 sales trends for the fourth quarter of fiscal 2004.

     Highlights of the fiscal 2004 third-quarter results and current sales trends include:

     o Diluted net income per share for the third quarter of fiscal 2004 was up 13.0% and net income was up 11.9% from the third quarter of fiscal 2003 on a 10.8% increase in total revenue.

     o Comparable store restaurant sales for the quarter were up 4.9% in the Company's Cracker Barrel Old Country Store(R) ("Cracker Barrel") operations, and comparable store retail sales at Cracker Barrel were up 6.2%.

     o Comparable restaurant sales for the quarter were up 7.3% in the Company's Logan's Roadhouse(R)("Logan's") restaurants.

     o Eight new Cracker Barrel stores and four new Logan's company-owned restaurants and two new franchised Logan's restaurants were opened during the quarter.

     o Approximately 1.3 million shares of the Company's common stock were repurchased during the third quarter.

     o Comparable store restaurant sales trends, nearly three weeks into the fourth quarter of fiscal 2004, are down approximately 1.5% in Cracker Barrel but up approximately 4.5% in Logan's. To date, fiscal 2004 fourth-quarter comparable store retail sales in Cracker Barrel are down approximately 1.5-2%.

CBRL Announces Third Quarter Results
Page 2
May 20, 2004

Third-Quarter Fiscal 2004 Results

     Total revenue for the third fiscal quarter ended April 30, 2004 of $584.3 million increased 10.8% from the third fiscal quarter of 2003. Comparable store restaurant sales for the third quarter for the Cracker Barrel concept increased 4.9% (compared with a 1.7% decrease in last year's third quarter), with a 2.1% higher average check (including 1.7% higher menu prices) and a 2.8% increase in guest traffic. Comparable store retail sales at Cracker Barrel increased 6.2% for the quarter (compared with a 2.3% decrease in last year's third quarter). Logan's comparable restaurant sales for the quarter were up 7.3% (compared with a 1.1% decrease in last year's third quarter), with a 5.7% increase in guest traffic and a 1.6% higher average check, which included 0.7% of higher menu prices. During the quarter, the Company opened eight new Cracker Barrel units and four new company-owned Logan's restaurants; two new franchised Logan's restaurants also opened during the quarter.

     The Company reported net income for the third quarter of fiscal 2004 of $26.2 million, or $0.52 per diluted share, reflecting increases of 11.9% and 13.0%, respectively, from net income of $23.4 million and diluted net income per share of $0.46 for the third quarter of fiscal 2003. The results were in line with the Company's guidance, given throughout the quarter, of a percentage increase of up to the mid-teens in diluted net income per share.

     Operating income for the third quarter grew 11.3% from the prior year quarter and, at 7.3% of total revenue, was flat as a percent of total revenue compared to the third fiscal quarter of 2003. Higher cost of goods sold during the quarter offset lower labor, other store operating, and general and administrative expenses. Increases in cost of goods sold reflected higher commodity prices at both Cracker Barrel and Logan's and higher retail markdowns. Cost of goods sold also included higher than expected retail markdowns associated with the sale of certain aged inventory during a Porch Sale event late in the quarter as well as an increase in costs related to discontinuance of one of the Company's suppliers.

     Commenting on the third-quarter results, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We achieved solid results in our third quarter that were in line with our guidance and expectations. Our double-digit growth in net income and diluted net income per share came during a period of extraordinary product cost pressure for our industry, and we are pleased with the responsiveness of our leadership teams at both Cracker Barrel and Logan's to these extraordinary conditions. Our sales performance was strong, including guest traffic increases at both our concepts."

     During the quarter, the Company resumed repurchasing its common stock and purchased approximately 1.3 million shares during the third quarter for approximately $50.9 million, or approximately $38.61 per share. Approximately 900,000 shares remain under the previously announced share repurchase authorizations.

CBRL Announces Third Quarter Results
Page 3
May 20, 2004

Nine-Month Fiscal 2004 Results

     Total revenue for the nine months ended April 30, 2004 of nearly $1.8 billion increased 9.6% from the first nine months of 2003. Comparable store restaurant sales for the nine months for the Cracker Barrel concept increased 2.9%, including a 1.7% higher average check and 1.2% higher guest traffic. Comparable store retail sales at Cracker Barrel increased 7.9% for the first nine months of fiscal 2004. Logan's comparable restaurant sales for the first nine months were up 4.4% with a 3.6% increase in guest traffic and a 0.8% higher average check. The Company opened 16 new Cracker Barrel units and 11 new company-owned Logan's locations during the first nine months of the fiscal year; three new franchised Logan's restaurants also opened.

     The Company reported net income for the first nine months of fiscal 2004 of $83.3 million, or $1.65 per diluted share, reflecting increases of 17.4% and 18.7%, respectively, from net income of $71.0 million and diluted net income per share of $1.39 for the first nine months of fiscal 2003.

Current Sales Trends and Earnings Outlook

     The Company urges caution in considering its current trends and the outlook disclosed in this press release. The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language at the end of this press release. The Company disclaims any obligation to update disclosed information on trends or expectations other than in its periodic filings with the Securities and Exchange Commission ("SEC").

     The Company reported that comparable store restaurant sales for the nearly three-week period of its fourth quarter of fiscal 2004 are down approximately 1.5% in its Cracker Barrel units compared with the same period a year ago, reflecting approximately 1-1.5% higher average check, including 1.7% in menu price increases, but approximately 2.5-3% lower guest traffic. Quarter-to-date retail sales in the comparable units are down approximately 1.5-2%. Quarter-to-date comparable restaurant sales in the Company's Logan's restaurants are up approximately 4.5% compared with last year, reflecting approximately 0.5-1% higher guest traffic and approximately 3.5-4% higher average check. Logan's introduced a new menu in early May that included a price increase of approximately 2.3%.

     Previously, the Company expected a percentage increase in diluted net income per share up to the mid-teens for the fourth quarter of fiscal 2004. That outlook was based on low double-digit total revenue growth. As noted above, over the past few weeks the Company has experienced a softening in sales or guest traffic from previous trends in both of its concepts, and recent trends are below previous expectations. Because this change in trends is so recent, the Company is not yet sufficiently comfortable to assess how trends might change or continue over the remainder of the quarter, especially for the seasonally strong period after Memorial Day. As a result, the Company believes that it is not in a position to confirm its previous guidance or provide an update at this time. The Company will endeavor to update its guidance after it has obtained more visibility into the factors behind the revenue softness.

CBRL Announces Third Quarter Results
Page 4
May 20, 2004

Fiscal 2004 Third-Quarter Conference Call

     The live broadcast of the CBRL Group quarterly conference call will be available to the public on-line at www.vcall.com or www.cbrlgroup.com today beginning at 11:00 a.m. (EDT). The on-line replay will follow immediately and will be available through May 27, 2004.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 498 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 107 company-operated and 19 franchised Logan's Roadhouse restaurants in 17 states.

     Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "outlook", "plans", "projection", "may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the actual results of pending or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; commodity, workers' compensation, group health and utility price changes; the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; consumer behavior based on concerns over nutritional or safety aspects of the Company's products or restaurant food in general; competitive marketing and operational initiatives; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; practical or psychological effects of terrorist acts or war and military or government responses; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; disruptions to the company's restaurant or retail supply chain; changes in foreign exchange rates affecting the Company's future retail inventory purchases; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; increases in construction costs; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.

CBRL Announces Third Quarter Results
Page 5
May 20, 2004


                                CBRL GROUP, INC.
                          CONSOLIDATED INCOME STATEMENT
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                           Third Quarter Ended                             Nine Months Ended
                                     -----------------------------               -----------------------------------------
                                        4/30/04           5/2/03        Change       4/30/04           5/2/03       Change
                                     ----------        -----------      ------   ------------       -----------    -------

Total revenue                        $  584,282        $   527,189         11%   $  1,773,448       $ 1,617,847        10%
Cost of goods sold                      190,718            165,378         15         590,145           521,455        13
                                     ----------        -----------                -----------       -----------
Gross profit                            393,564            361,811          9       1,183,303         1,096,392         8
Labor & other related expenses          221,230            201,170         10         654,540           605,357         8
Other store operating expenses           98,890             92,573          7         297,925           280,558         6
                                     ----------        -----------               ------------       -----------
Store operating income                   73,444             68,068          8         230,838           210,477        10
General and administrative               30,592             29,577          3          94,525            93,798         1
                                     ----------        -----------               ------------       -----------
Operating income                         42,852             38,491         11         136,313           116,679        17
Interest expense                          2,007              2,214         (9)          6,298             6,659        (5)
Interest income                              --                 --         --               5                73       (93)
                                     ----------        -----------               ------------       -----------
Pretax income                            40,845             36,277         13         130,020           110,093        18
Provision for income taxes               14,663             12,878         14          46,677            39,083        19
                                     ----------        -----------               ------------       -----------
Net income                           $   26,182        $    23,399         12    $     83,343       $    71,010        17
                                     ==========        ===========               ============       ===========

Earnings per share:
     Basic                           $     0.53        $      0.48          10   $       1.70       $      1.43        19
                                     ==========        ===========               ============       ===========
     Diluted                         $     0.52        $      0.46          13   $       1.65       $      1.39        19
                                     ==========        ===========      ======   ============       ===========    =======

Weighted average shares:
     Basic                               49,128             49,077          --         48,926            49,609        (1)
     Diluted                             50,519             50,767          --         50,560            51,178        (1)

Ratio Analysis
Net sales:
        Restaurant                         82.2%              82.1%                      78.6%             79.1%
        Retail                             17.7               17.8                       21.3              20.8
                                     ----------        -----------               ------------       -----------
            Total net sales                99.9               99.9                       99.9              99.9
Franchise fees and royalties                0.1                0.1                        0.1               0.1
                                     ----------        -----------               ------------       -----------
            Total revenue                 100.0              100.0                      100.0             100.0
Cost of goods sold                         32.6               31.4                       33.3              32.2
                                     ----------        -----------               ------------       -----------
Gross profit                               67.4               68.6                       66.7              67.8
Labor & other related expenses             37.9               38.1                       36.9              37.4
Other store operating expenses             16.9               17.6                       16.8              17.4
                                      ---------        -----------               ------------       -----------
Store operating income                     12.6               12.9                       13.0              13.0
General and administrative                  5.3                5.6                        5.3               5.8
                                     ----------        -----------               ------------       -----------
Operating income                            7.3                7.3                        7.7               7.2
Interest expense                            0.3                0.4                        0.4               0.4
Interest income                              --                 --                       --                  --
                                     ----------        -----------               ----------         -----------
Pretax income                               7.0                6.9                        7.3               6.8
Provision for income taxes                  2.5                2.5                        2.6               2.4
                                     ----------        -----------               ------------       -----------
Net income                                  4.5%               4.4%                       4.7%              4.4%
                                     ==========         ==========               ============       ===========

CBRL Announces Third Quarter Results
Page 6
May 20, 2004

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (Unaudited)
                                 (In thousands)

                                                                                 4/30/04           8/1/03
                                                                              ------------     ------------
Assets
Cash and cash equivalents                                                     $     14,035     $     14,389
Other current assets                                                               157,933          161,670
Property and equipment, net                                                      1,091,842        1,040,315
Goodwill                                                                            92,882           92,882
Other assets                                                                        20,338           17,067
                                                                              ------------     ------------
    Total assets                                                              $  1,377,030     $  1,326,323
                                                                              ============     ============

Liabilities and Stockholders' Equity
Accounts payable                                                              $     39,534     $     82,172
Other current liabilities                                                          211,035          164,542
Long-term debt                                                                     183,757          186,730
Other long-term obligations                                                        100,995           97,983
Stockholders' equity                                                               841,709          794,896
                                                                              ------------     ------------
    Total liabilities and stockholders' equity                                $  1,377,030     $  1,326,323
                                                                              ============     ============

                   CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                                   (Unaudited)
                                 (In thousands)
                                                                                    Nine Months Ended
                                                                                 4/30/04           5/2/03
Cash flows from operating activities:                                         -----------       -----------
    Net income                                                                $    83,343       $    71,010
    Depreciation and amortization                                                  47,160            48,316
    Loss on disposition of property and equipment                                   1,846               478
    Accretion on zero-coupon notes                                                  4,027             3,916
    Net changes in other assets and liabilities                                       732            30,342
                                                                              -----------       -----------
      Net cash provided by operating activities                                   137,108           154,062
                                                                              -----------       -----------

Cash flows from investing activities:
    Purchase of property and equipment                                            (99,982)          (85,260)
    Proceeds from sale of property and equipment                                      777             1,517
                                                                              -----------       -----------
      Net cash used in investing activities                                       (99,205)          (83,743)

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                      150,000           276,600
    Principal payments under long-term obligations                               (157,082)         (276,665)
    Deferred financing costs                                                           (1)           (1,203)
    Proceeds from exercise of stock options                                        48,869            27,626
    Purchase and retirement of common stock                                       (69,206)          (95,003)
    Dividends on common stock                                                     (10,837)           (1,043)
                                                                              -----------       -----------
      Net cash used in financing activities                                       (38,257)          (69,688)

    Net (decrease) increase in cash and cash equivalents                             (354)              631
    Cash and cash equivalents, beginning of period                                 14,389            15,074
                                                                              -----------       -----------
Cash and cash equivalents, end of period                                      $    14,035       $    15,705
                                                                              ===========       ===========

CBRL Announces Third Quarter Results
Page7
May 20, 2004



                                CBRL GROUP, INC.
                            Supplemental Information
                                   (Unaudited)

                                                                          As of            As of           As of
                                                                         4/30/04          8/1/03           5/2/03
Common shares outstanding                                               48,706,391      47,872,542       48,350,589
                                                                       ===========      ==========      ===========
Units in operation:
     Cracker Barrel                                                            496             480              472
     Logan's Roadhouse - company-owned                                         107              96               96
                                                                       -----------      ----------      -----------
     Total company-owned units                                                 603             576              568
     Logan's Roadhouse - franchised                                             19              16               13
                                                                       -----------      ----------      -----------
     System-wide units                                                         622             592              581
                                                                       ===========      ==========      ===========

                                                              Third Quarter Ended                 Nine Months Ended
Net sales in company-owned stores:                           4/30/04         5/2/03           4/30/04        5/2/03
                                                          -------------  -------------    --------------  -------------

(In thousands)
     Cracker Barrel - restaurant                          $     394,926  $     360,862    $    1,157,117  $   1,076,876
     Cracker Barrel - retail                                    103,715         93,685           378,467        336,517
                                                          -------------  -------------    --------------  -------------
     Cracker Barrel - total                                     498,641        454,547         1,535,584      1,413,393
     Logan's Roadhouse                                           85,106         72,278           236,454        203,530
                                                          -------------  -------------    --------------  -------------
     Total net sales                                            583,747        526,825         1,772,038      1,616,923
     Franchise fees and royalties                                   535            364             1,410            924
                                                          -------------  -------------    --------------  -------------
     Total revenue                                        $     584,282  $     527,189    $    1,773,448  $   1,617,847
                                                          =============  =============    ==============  =============
Operating weeks - company-owned stores:
     Cracker Barrel                                               6,417          6,127            19,000         18,120
     Logan's Roadhouse                                            1,366          1,238             3,962          3,543

Average comparable store sales -
     company-owned stores: (In thousands)
Cracker Barrel - restaurant                               $       800.5  $       763.3    $      2,377.1  $     2,309.8
Cracker Barrel - retail                                           208.3          196.1             772.5          716.1
                                                          -------------  -------------    --------------  -------------
Cracker Barrel - total                                    $     1,008.8  $       959.4    $      3,149.6  $     3,025.9
                                                          =============  =============    ==============  =============
Logan's Roadhouse                                         $       796.6  $       742.5    $      2,281.7  $     2,184.8
                                                          =============  =============    ==============  =============

Capitalized interest                                      $         140  $         104    $          428  $         345
                                                          =============  =============    ==============  =============




                                      -END-